EXHIBIT 99.1

GOLD BANC CORPORATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Malcolm M. Aslin and Richard J. Tremblay and any one or more of them as a Proxy or Proxies, with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Gold Banc Corporation, Inc. the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on                     , 2006, or any adjournment or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

GOLD BANC CORPORATION, INC.

                    , 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Approval of the Agreement and Plan of Merger, dated as of November 9, 2005, between Gold Banc Corporation, Inc. and Marshall & Ilsley Corporation. For ☐ Against ☐ Abstain ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.